OLYMPUS INTERNATIONAL, INC























                         OLYMPUS INTERNATIONAL, INC.
                     A DEVELOPMENT STAGE COMPANY


                              FINANCIAL STATEMENTS
                             June 30, 2000
                             June 30, 1999



























TABLE OF CONTENTS




                                                                      PAGE

INDEPENDENT AUDITORS REPORT            1

BALANCE SHEET                                                2

STATEMENT OF OPERATIONS                         3

STATEMENT OF STOCKHOLDERS EQUITY  4

STATEMENT OF CASH FLOWS                         5

NOTES TO FINANCIAL STATEMENTS             6-8






































BARRY L. FRIEDMAN, P.C.
CERTIFIED PUBLIC ACCOUNTANT

1582 TULITA DRIVE                                                    OFFICE
(702) 361-8414
LAS VEGAS NEVADA 89123                                   FAX NO. (702) 896-0278

INDEPENDENT AUDITORS REPORT

Board of Directors
 August 15, 2000
Olympus International, Inc.
Fountain Hills, Arizona

I have audited the Balance Sheets of Olympus International, Inc. (A Development Stage Company), as of June 30, 2000 and June 30, 1999, and the related Statements of Operations, Stockholder's Equity and Cash Flows for the year ended June 30, 2000, the period December 21, 1998, to June 30, 1999, and the period December 21, 1998 (inception), to June 30, 2000. These financial statements are the responsibility of the company's management. My responsibility is to express and opinion on these financial statements based on my audit.

                I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free
of material misstatement.   An audit includes examining, on a test basis
evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

                In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Olympus International, Inc., (A Development Stage Company), as of June 30, 2000, and June 30, 1999, and the results of its operations and cash flow for the year ended June 30, 2000, the period December 21, 1998, to June 30, 1999, and the period December 21, 1998 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

                The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note #5, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BARRY L. FRIEDMAN
BARRY L. FRIEDMAN
Certified Public Accountant








OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

BALANCE SHEET
<CAPTION
ASSETS


                                             June                        June
                                             30, 2000                  30, 1999
CURRENT ASSETS                $       0                $           0

TOTAL CURRENT ASSETS   $       0                $           0

OTHER ASSETS                       $       0                $           0

TOTAL OTHER ASSETS          $       0                $           0

 TOTAL ASSETS                        $       0                $            0


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                $        0                $             0

 TOTAL CURRENT LIABILITIES  $        0                $             0

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value
Authorized 75,000,000 shares;
Issued and outstanding at
June 30, 1999-3,000,000 shares                                      $3,000.00
June 30, 2000-3,000,000 shares                                      $3,000.00

Additional paid-in capital                 $            0            $            0

Deficit accumulated during
the development stage                    -3,000.00            -3,000.00

TOTAL STOCKHOLDER'S EQUITY $           0           $           0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $           0             $         0



The accompanying notes are an integral part of these financial statements






OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
                                     Year                       Dec. 21,         Dec 21, 1998
                                     Ended                   1998, to         (inception)
                                    June 30,                June 30,         to June 30
                                    2000                      1999                2000

INCOME
     Revenue                 $            0             $         0             $              0

EXPENSES
      General and
       Administrative      $            0             $ 3,000.00         $  3,000.00

      Total Expenses    $            0              $ 3,000.00         $  3,000.00

       Net Loss               $            0              $-3,000.00         $-3,000.00

Net loss per share-
Basic and Diluted        $        NIL             $      -.0010         $     -.0010

Weighted average
Number of common
Shares outstanding    3,000,000               3,000,000     3,000,000
























The accompanying notes are an integral part of these financial statements





OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                      Deficit
                                                                                                    Accumulated
                                                                               Additional   during
                                      Common    Stock           paid-in       development
                                      Shares         Amount       capital        stage

December 24, 1998
issued for services    3,000,000     $ 3,000.00   $      0      $            0

Net loss
December 21, 1998
(inception) to
June 30, 1999                                                                            $ -3,000.00

Balance
June 30, 1999              3,000,000     $ 3,000.00   $     0       $-3,000.00

Net loss fiscal
Year ended
June 30, 2000                                                                                           0

Balance
June 30, 2000              3,000,000      $ 3,000.00    $      0      $-3,000.00


















The accompanying notes are an integral part of these financial statements




OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
                                           Year           Dec. 21,         Dec. 21, 1998
                                          Ended        1998, to          (inception)
                                        June 30,      June 30,          to June 30,
                                            2000          1999                2000

Cash Flows from
Operating Activities
Net Loss                           $         0   $ -3,000.00     $ -3,000.00

Issuance of common
Stock for services                               +3,000.00       +3,000.00

Changes in assets and
Liabilities                                      0                     0                      0

Net cash used in
Operating activities         $          0   $                 0     $              0

Cash Flows from
Investing Activities           $           0   $                0     $              0

Cash Flows from
Financing Activities          $          0   $                0     $              0

Net increase/
decrease                           $           0  $                 0    $               0

Cash
Beginning of period         $          0   $                 0    $              0

Cash
End of period                    $          0    $                0    $              0













The accompanying notes are an integral part of these financial statements





OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINACIAL STATEMENTS
June 30, 2000, and June 30, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

                The Company was organized December 21, 1998, under the laws of the State of Nevada, as Olympus International, Inc.. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

                The Company records income and expenses on the accrual method.

Estimates

                The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

                If the Company has cash it will maintain a cash balance in a no-interest-bearing bank, which currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2000, or June 30, 1999.

Income Taxes

                Income taxes are provided for using the liability method of accounting, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of the deferred tax assets and liabilities.

Loss per Share

                Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128), "Earning Per Share." Basic loss per share is computed by dividing losses available to common stockholders, by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per-share amounts that would have been converted to common stock. As of June 30, 2000 and June 30, 1999,
OLYMPUS INTERNATIONAL, INC.
(a Development Stage Company)

NOTES TO FINANCIAL STEMENTS CONTINUED
June 30, 2000, and June 30, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Loss per Share continued

the Company had no delative common stock equivalents such as stock options.

Reporting on Costs of Start-Up Activities

                In April , 1998, the American Institute of Certified Public Accountants' issued Statemnt of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed, as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Year End

                The Company has selected June 30th as its year end.

Year 2000 Disclosure

                The Y2K issue had no effect on this Company.

Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

                The company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

NOTE 3 - INCOME TAXES

                There is no provision for income taxes for the period ended June
30, 2000.  The Company's total deferred tax asset as of June 30, 2000, is as follows:
                   Net operation loss carry forward     $                 0
                   Valuation allowance                          $                 0
                   Net deferred tax asset                       $                 0

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

                The authorized common stock of Olympus International, Inc., consists of 75,000,000 shares with a par value of $0.001 per share.

Preferred Stock

                Olympus International, Inc., has no preferred stock. OLYMPUS INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS CONTINUED
June 30, 2000, and June 30, 1999

NOTE 4 - STOCKHOLDERS' EQUITY CONTINUED

                On December 24, 1998, the Company issued 3,000,000 shares of its $0.001 par value stock in consideration of services of $3,000.00

NOTE 5 - GOING CONCERN

                The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing operating company.

NOTE 6 - RELATED PARTY TRANSACTIONS

                The Company neither owns nor leases any real or personal
property.   An officer of the Company provides office services without charge.
Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

                There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 - OFFICERS' ADVANCES

                While the Company is seeking additional capital through a merger with an existing company, an officer of the Company will advance funds on behalf of the Company to pay for any costs incurred by it. These funds will be interest free.